Exhibit 31.2

CERTIFICATION

I, John O’Keefe, certify that:

1.    I have reviewed this annual report on Form 10-K/A of TEO Foods Inc. (the "Registrant");

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

June 30, 2020

/s/ John O’Keefe

John O’Keefe

Chief Financial Officer

(Principal Financial and Accounting Officer)